EXHIBIT 4.43

                               Sixth Amendment to
               Agreement and Certificate of Limited Partnership of
                 Geodyne Energy Income Limited Partnership II-D


      This Sixth Amendment to Agreement and Certificate of Limited Partnership of Geodyne Energy Income Limited Partnership II-D (the "Partnership") is entered into by and between Geodyne Resources, Inc. ("Resources"), a Delaware corporation, as successor General Partner, Geodyne Depositary Company ("Depositary"), a Delaware corporation, as the Limited Partner, and all Substituted Limited Partners admitted to the Partnership.

      WHEREAS, on May 10, 1988, Geodyne Properties, Inc. ("Properties"), as General partner, and Depositary executed and entered into that certain Agreement and Certificate of Limited Partnership of the Partnership (the "Agreement"); and

      WHEREAS, on February 25, 1993, Properties executed and entered into that certain First Amendment to the Agreement whereby it changed (i) the name of the Partnership from "PaineWebber/Geodyne Energy Income Limited Partnership II-D" to "Geodyne Energy Income Limited Partnership II-D", (ii) the address of the Partnership's principal place of business, and (iii) the address for the Partnership's agent for service of process; and

      WHEREAS, on August 4th, 1993, Properties executed and entered into that certain Second Amendment to the Agreement whereby it amended certain provisions to (i) expedite the method of accepting transfers of Unit Holders' (as defined in the Agreement) Units in the Partnership and (ii) provide for an optional right of repurchase/redemption which may be exercised by the Unit Holders; and

      WHEREAS,   Properties  merged  with  and  into  Geodyne  Resources,   Inc.
("Resources"), its parent corporation, effective June 30, 1996; and

      WHEREAS, on July 1, 1996, Resources, as successor via merger to Properties, executed and entered into, as General Partner, that certain Third Amendment to the Agreement whereby it amended the Agreement to provide that Resources, as successor via merger to Geodyne, is the General Partner of the Partnership; and

      WHEREAS, on November 14, 2001, Resources executed and entered into that certain Fourth Amendment to the Agreement whereby the term of the partnership was extended for an additional two years, until December 31, 2003; and

      WHEREAS, on November 18, 2005, Resources executed and entered into that certain Fifth Amendment to the Agreement whereby the term of the partnership was extended for an additional two years, until December 31, 2005; and

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      WHEREAS,  Section 2.3 of the Agreement provides that the Partnership shall continue in full force and effect until December 31, 2005, provided that the General Partner may extend the term of the Partnership for up to three periods of two years each if it believes each such extension is in the best interests of the Unit Holders or until dissolution prior thereto pursuant to the provisions of the Agreement, and

      WHEREAS, Section 11.1 of the Agreement provides that the general partner of the partnership (the "General Partner") may, without prior notice or consent of any Unit Holder (as defined in the Agreement), amend any provision of this Agreement if, in its opinion, such amendment does not have a material adverse effect upon the Unit Holders; and

      WHEREAS, Resources as General Partner has elected to extend the life of the Partnership an additional two years.

      NOW,  THEREFORE,  in  consideration  of  the  covenants,   conditions  and
agreements herein contained, the parties hereto hereby agree as follows:

      Section 2.3. is hereby amended and restated as follows:

                  The  Partnership  shall  continue  in force and  effect  until
            December 31, 2007, provided that the General Partner may extend the term of the Partnership for up to two periods of two years each if it believes such extension is in the best interests of the Unit Holders, or until dissolution prior thereto pursuant to the provisions hereof.

       IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the 27th day of October, 2005.

                                    GEODYNE RESOURCES, INC.,
                                    as General Partner

                                    By:  //s// Dennis R. Neill
                                          --------------------------
                                          Dennis R. Neill
                                          President

                                    GEODYNE DEPOSITARY COMPANY,
                                    as the Limited Partner

                                    By:  //s// Dennis R. Neill
                                          --------------------------
                                          Dennis R. Neill
                                          President

                                    GEODYNE RESOURCES, INC.
                                    as Attorney-in-Fact for all
                                    Substituted Limited Partners

                                    By:  //s// Dennis R. Neill
                                          --------------------------
                                          Dennis R. Neill
                                          President

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